Sub-Item 77K: Changes in registrant's certifying accountant Previous Independent Auditors
On April 12, 2004, PricewaterhouseCoopers LLP ("PwC")
notified us that as of that date, it had resigned as our registered independent accountant.
(i)	PwC's report on the financial statements of the Company
for the years ended September 30, 2003 and 2002 did not
contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or
accounting principles.
(ii)	Upon resignation of PwC, the decision to appoint Grant
Thornton as its new independent auditors was recommended for approval by the directors of the Company who are not
"interested persons" on April 14, 2004.
(iii)	During the Company's two most recent fiscal years,
and through April 12, 2004, there were no disagreements with
PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in connection
with its report.
(iv)	During the Company's two most recent fiscal years, and
through April 12, 2004, PwC did not:
	(A)	advise the Company that the internal controls
necessary for the Company to develop reliable financial
statements did not exist;
	(B)	advise the Company that information had come to
PwC's attention that had led it to no longer be able to rely on management's representations, or that had made it
unwilling to be associated with the financial statements
prepared by management;
	(C)	(1) advise the Company of the need to expand
significantly the scope of its audit, or that information
had come to PwC's attention during the Company's two most
recent fiscal years, and through April 12, 2004, that if
further investigated may (a) materially impact the fairness
or reliability of either: a previously issued audit report
or the underlying financial statements; or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent
financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or
(b) cause it to be unwilling to rely on management's representations or be associated with the Company's financial statements, and (2) due to PwC's resignation, or
for any other reason, PwC did not so expand the scope of its audit or conduct such further investigation; or
	(D)	(1) advise the Company that information had come
to PwC 's attention that it had concluded materially impacts the fairness or reliability of either (a) a previously issued audit report or the underlying financial statements, or (b) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to PwC 's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and (2) due to PwC 's resignation, or for any other reason, the issue has not been resolved to PwC 's satisfaction prior to its resignation.

New Independent Auditors
On April 14, 2004, the directors of the Company who are not "interested persons" unanimously appointed Grant Thornton as the Company's registered independent public accountants to audit its financial statements for the year ended September
30, 2004. Prior to appointing Grant Thornton, the Company did not consult Grant Thornton regarding:
?	the application of accounting principles to a specified
?	transaction, either completed or proposed; or the type
?	of audit opinion that might be rendered on the
?	Company's financial statements, and no written report
?	or oral advice was provided to the Company that Grant
?	Thornton concluded was an important factor considered
?	by the Company in reaching a decision as to the
?	accounting, auditing or financial reporting issue; or
?	any matter that was a subject of a disagreement or a
?	reportable event.

2